                                                                   EXHIBIT 10.6


                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of August 28, 1996, by and between SILICON VALLEY BANK, a California-chartered bank ("Bank") with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Central Plaza, 11300 Rockville Pike, Suite 701, Rockville, Maryland 20852, doing business under the name "Silicon Valley East" and VERSATILITY, INC., a corporation duly organized under the laws of the State of Delaware and the Subsidiaries set forth on the signature page hereto (collectively, "Borrower").

                                    RECITALS

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT
                                    ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

              "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

              "Advance" or "Advances" means an advance under the Committed Revolving Line.

              "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

              "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

              "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

              "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

              "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or Maryland are authorized or required to close.

              "Closing Date" means the date of this Agreement.

              "Code" means the Virginia Uniform Commercial Code.

              "Collateral" means the property described on Exhibit A attached hereto.

              "Committed Revolving Line" means Two Million Five Hundred Thousand Dollars ($2,500,000).

              "Contingent Obligation" means, as applied to any Person, any ' direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

              "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

              "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances and Term Loan Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

              "Daily Balance" means the amount of the Obligations owed at the end of a given day.

              "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; PROVIDED, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

              (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

              (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

              (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

              (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

              (e) Accounts with respect to which the account debtor is an Affiliate (other than by virtue of being directly or indirectly under common ownership or control with Borrower) of Borrower;

              (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, and Accounts arising from products shipped to or services provided to branches or offices located in the United States of any account debtor that does not have its principal place of business in the United States;

              (g) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

              (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

              (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

              (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

              (k) Accounts for which Bank reasonably determines the prospect of collection to be materially impaired, based upon the nature of the account or the financial condition of the account debtor.

              "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

              "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

              "Exam Date" means the date on which Bank confirms in writing to Borrower that it has conducted an exam of Borrower's Accounts, the results of which are satisfactory to Bank in all respects.

              "GAAP" means generally accepted accounting principles as in effect from time to time.

              "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

              "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

              "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

              "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

              "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

              "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

              "Loan Documents" means, collectively, this Agreement, the Revolving Promissory Note, the Term Note, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

              "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

              "Revolving Maturity Date" means August 5, 1997.

              "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

              "Note" means the Revolving Promissory Note or the Term Note, and "Notes" mean collectively the Revolving Promissory Note and the term Note.

              "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to the Note, this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

              "Payment Date" means the fifth calendar day of each month.

              "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

              "Permitted Indebtedness" means:

              (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

              (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

              (c)   Subordinated Debt;

              (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

              (e)   Indebtedness in connection with any Permitted Liens.

              "Permitted Investment" means:

              (a) Investments existing on the Closing Date disclosed in the Schedule; and

              (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

              "Permitted Liens" means the following:

              (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

              (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

              (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

              (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

              "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

              "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

              "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed ninety (90) days, of Borrower determined in accordance with GAAP.

              "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

              "Revolving Maturity Date" means August 5, 1997.

              "Revolving Promissory Note" means that certain Revolving Promissory Note of even date herewith in substantially the form of EXHIBIT E hereto in the maximum principal amount of $2,500,000 from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions therefore.

              "Schedule" means the schedule of exceptions attached hereto.

              "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

              "Subsidiary" means the Subsidiaries on the signature page of this Agreement, together with any corporation or partnership in which (i) more than 50% of the partnership interests or (ii) more than fifty percent (50%) of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

              "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries, plus preferred stock of the Borrower and its Subsidiaries, MINUS, without duplication, (i) the sum of any amounts attributable to (a) goodwill,
(b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

              "Term Loan" means a term loan in the principal amount of One Million Dollars ($1,000,000).

              "Term Loan Advance" means an advance under the Term Loan.

              "Term Note" means the term note delivered by Borrower to Bank in connection with the Term Loan in substantially the form of EXHIBIT F.

              "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

          1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1 ADVANCES. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less, minus (i) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and minus (ii) the Foreign Exchange. For purposes of this Agreement, "Borrowing Base" shall mean from the date hereof until the Exam Date an amount equal to seventy percent (70%) of Eligible Accounts, and from the Exam Date until the Revolving Maturity Date an amount equal to eighty percent (80%) of Eligible Accounts. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

     On the Closing Date, Borrower shall execute and deliver to Bank the Revolving Promissory Note.

     Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m., Washington, D.C. time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

     The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

          2.2 LETTERS OF CREDIT. (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and the total gross amount of all Exchange Contracts to which Borrower is a party shall not in any case exceed in the aggregate One Million Dollars ($1,000,000). Each such letter of credit shall have an expiry date no later than the Revolving Maturity Date. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement.

          (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

          2.3 FOREIGN EXCHANGE CONTRACT; FOREIGN EXCHANGE SETTLEMENTS. (a) Subject to the terms of this Agreement, Borrower may utilize up to $1,000,000 for foreign exchange contracts (the "Exchange Contracts"), pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis. All Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. The limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, Borrower may request that Bank treat such amount as an advance under the Committed Revolving Line.

                (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                (c) Borrower shall not permit the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $1,000,000 nor shall Borrower permit the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed $1,000,000.

                (d) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

          2.4   Term Loan.
                ---------

                (a) At any time from the date hereof through April 30, 1997 (the "Term Loan Availability End Date"), Borrower may from time to time request advances (each a

"Term Loan Advance" and collectively, the "Term Loan Advances") from Bank in an aggregate amount not to exceed One Million Dollars ($1,000,000). Amounts borrowed pursuant to this Section 2.4 may not be readvanced.

          All Term Loan Advances made prior to the Term Loan Availability End Date shall be evidenced by the Term Note ("Term Note") to be executed and delivered by Borrower to Bank on the Closing Date. All Term Loan Advances shall be repaid in accordance with the terms of the Term Note.

              (c) Borrower shall deliver to Bank, at the time of each Term Loan Advance an invoice for the Equipment to be purchased. The Term Loan Advances shall be used by Borrower only to purchase Equipment and shall not exceed ninety percent (90%) of the invoice amount of such Equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may, however, constitute up to twenty five percent (25%) of the aggregate amount advanced under the Term Loan.

              (d) Interest shall accrue from the date of each Term Loan Advance at the rate specified in the Term Note and shall be payable monthly as provided therein.

              (e) When Borrower desires to obtain a Term Loan Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 1:00 p.m. Washington, D.C. time one
(1) Business Day before the day on which the Term Loan Advance is to be made. Such notice shall be substantially in the form of EXHIBIT B. The notice shall be signed by a Responsible Officer and include a copy of the invoice for the Equipment to be financed.

          2.5  Additional Terms.
               ----------------

              (a) INTEREST RATE. All Advances and Term Loan Advances shall bear interest, on the average Daily Balance, at the rate or rates set forth in the Notes.

              (b) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

              (c) PAYMENTS. Interest under each Note shall be due and payable on the Payment Date of each month during the term thereof. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 3300018441for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

              (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest under the Notes shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.6 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 10:00 a.m. Washington, D.C. time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.7   FEES. Borrower shall pay to Bank the following:

               (a) FACILITY FEE. A Facility Fee equal to Seventeen Thousand Five Hundred Dollars ($17,500), $8,750 of which fee has already been paid and the balance of which fee ($8,750) shall be due on the Closing Date and shall be fully earned and non-refundable;

               (b) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's examinations of Borrower's Accounts, and for each appraisal of Collateral performed from time to time by Bank or its agents; provided, however, that such examinations and appraisals shall be conducted at reasonable times and upon reasonable notice and (so long as no Event of Default has occurred hereunder) shall not be conducted at the Borrower's expense more than once in a six-month period; and

               (c) BANK EXPENSES. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, appraisal fees, search fees, collection costs, recordation taxes, and filing fees, as and when they become due.

          2.8 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,


and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.9 TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances or Term Loan Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.   CONDITIONS OF LOANS
          -------------------

          3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Bank to make the initial Advance or Term Loan Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a) this Agreement;

               (b) the Revolving Promissory Note;

               (c) the Term Note;

               (d) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (e) an opinion of Borrower's counsel;

               (g) financing statements (Forms UCC-1);

               (h) insurance certificate;

               (i) payment of the fees and Bank Expenses then due specified in
Section 2.7 hereof; and

               (j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance or Term Loan Advance, including the initial Advance or Term Loan Advance, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance or Term Loan Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance or Term Loan Advance. The making of each Advance or Term Loan Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance or Term Loan Advance as to the accuracy of the facts referred to in this Section 3.2(b).

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1   GRANT OF SECURITY INTEREST. Borrower grants and pledges to
Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations.

          4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral, provided that Bank shall use reasonable efforts so as not to interfere with Borrower's business operations and provided further that so long as no Event of Default has occurred and is continuing, Bank shall not conduct such inspections or appraisals more than once in a six-month period.


     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          5.1   DUE ORGANIZATION AND QUALIFICATION. Borrower and each
Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where a failure to be so qualified would not have a Material Adverse Effect.

          5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4 BONA FIDE ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

          5.5 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.6 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse

Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.7 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.8 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as and when they mature.

          5.9 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). To the best of Borrower's knowledge, Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. To best of Borrower's knowledge, Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.10 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.11 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith and by appropriate proceedings.

          5.12 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.13 GOVERNMENT CONSENTS. To the best of its knowledge, Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          5.14 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.


     6.   AFFIRMATIVE COVENANTS
          ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance or Term Loan Advance hereunder, Borrower shall do all of the following:

          6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Bank: (a) as soon as available, but in any event within twenty five
(25) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by an officer of Borrower reasonably acceptable to Bank;
(b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to

Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (d) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

          Within fifteen (15) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together with aged listings of accounts receivable and accounts payable.

          Within twenty (25) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto.

          Bank shall have a right from time to time hereafter to examine the Collateral at Borrower's expense, provided that such examinations will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

          6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6   Insurance.
                ---------

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7 PRINCIPAL DEPOSITORY. Borrower shall maintain its principal depository and operating accounts with Bank.

          6.8 LIQUIDITY. Borrower shall maintain, as of the last day of each fiscal calendar quarter, a ratio of Quick Assets to Current Liabilities, less deferred revenues of at least 1.5 to 1.0.

          6.9 DEBT-TANGIBLE NET WORTH RATIO. Borrower shall maintain, as of the last day of each fiscal calendar quarter, a ratio of Total Liabilities less deferred revenues to Tangible Net Worth of not more than 1.2 to 1.0.

          6.10 MINIMUM TANGIBLE NET WORTH Borrower shall maintain as of last day of each fiscal calendar quarter, a Tangible Net Worth of not less than the following amounts at the following times:

         Closing Date through
         April 29, 1997                   $5,500,000;

         April 30, 1997 and               the greater of (i) $5,500,000 or
         thereafter                       (ii) ninety
                                          percent (90%) of
                                          Tangible Net Worth
                                          as reported by
                                          Borrower for the
                                          fiscal year then
                                          ending.

          6.11 MINIMUM DEBT SERVICE COVERAGE. Borrower shall maintain, tested as of the last day of each of Borrower's fiscal calendar quarters for the four
(4) quarter period ending on that date, a ratio of net income, plus depreciation and interest expense, less capitalized software, divided by the current portion of long term debt, plus interest expense of at least 1.50 to 1.00.

          6.12 TRADEMARKS. Borrower will continue to use its trademarks and will file any and all renewals of its trademarks with the Patent and Trademark Office of the United States and any State or local governmental agency, prior to any Trademark lapsing.

          6.13 NEWLY CREATED INTELLECTUAL PROPERTY. Borrower will promptly notify Bank of all new trademark, patent and copyright registrations and applications for registration now or hereafter filed by Borrower.

          6.14 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.


     7.   NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances or Term Loan Advances, Borrower will not do any of the following:

          7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

          7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership (other than as a result of a public offering), management or directors. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, unless Borrower gives Bank not less than ten days prior notice of said merger or consolidation and said merger or consolidation is with a Person in a like or same, business, the Responsible Officers of the resulting entity will be the same as Borrower and after the completion of said merger or consolidation, Borrower is in compliance with all of the material terms and conditions of this Agreement.

          7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

          7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          7.9 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 INVENTORY. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.11 COMPLIANCE. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance or Term Loan Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.


     8.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1 PAYMENT DEFAULT. If Borrower fails to pay, when due, any of the Obligations.

          8.2   COVENANT DEFAULT.

                (a) If Borrower fails to perform any obligation under Sections 6.7, 6.8, 6.9, 6.10, or 6.11 or violates any of the covenants contained in
Article 7 of this Agreement; or

                (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances or Term Loan Advances will be required to be made during such cure period);

          8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded or bonded over within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances or Term Loan Advances will be required to be made during such cure period);

          8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances or Term Loan Advances will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances or Term Loan Advances will be made prior to the satisfaction or stay of such judgment); or

          8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, (after giving effect to any applicable grace or cure periods) Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                (e) Without further notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                (f) Without further notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable;

                (i) Bank may credit bid and purchase at any public sale;

                (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower; and

                (k) Bank may enjoin Borrower from further use or licensing of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, of Borrower.

          9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default (after giving effect to any applicable grace or cure period), Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse

Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (f) in furtherance of the exercise of any of the Bank's rights and remedies set forth in Section 9.1 hereof, provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3 ACCOUNTS COLLECTION. At any time after the occurrence of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by

Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

    If to Borrower VerSatility, Inc.
                         11781 Lee Jackson Memorial Highway, Suite 600 Fairfax, Virginia 22033
                         Attn:   Donald Yount
                         FAX:   (703) 591-2992

    If to Bank:          Silicon Valley East
                         One Central Plaza
                         11300 Rockville Pike, Suite 701
                         Rockville, Maryland 20852
                         Attn: J. Frank Tower
                         Vice President
                         FAX:  (301) 984-6282

    With a Copy to:      Silicon Valley Bank
                         3003 Tasman Drive
                         Santa Clara, California  95054
                         Attn: Loan Services
                         Fax: (408) 496-2426

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Maryland, without regard to principles of conflicts of law. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MARYLAND IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF MARYLAND, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS
          ------------------

          12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

          12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations set forth in the first sentence of this
Section 12.7 have been satisfied, and Bank has no commitment to make any Advances or Term Loan Advances or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

          12.8 CONFIDENTIALITY. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Bank. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

          12.9 COUNTERSIGNATURE. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in on event shall this Agreement become effective until signed by and officer of Bank in California).

          12.10 RIGHT OF CONTRIBUTION. Borrower and the Bank agree that on and after the Closing Date, each Borrower (an "Entitled Borrower") shall be entitled to contribution from each other Borrower to the extent, if any, that (a) an Entitled Borrower incurs any Obligations in excess of such Entitled Borrowers Net Valuation (as hereinafter defined) or (b) the Obligations incurred by such Entitled Borrower would leave such Entitled Borrower with an unreasonably small amount of capital to enable the Entitled Borrower to operate the business in which it is engaged, and/or the Obligations incurred by such Entitled Borrower prevent such Entitled Borrower from paying its debts as such debts mature; provided, however, that such right of contribution shall be subordinated to the payment of the Obligations and may not be exercised by any Borrower until all of the Obligations have been paid in full. Nothing in this Section shall be deemed to in any manner impair the joint and several liability of each Borrower for any and all of the Obligations. The provisions of this Section shall be in addition to and shall in no manner limit any other rights of contribution available to any Borrower. The term "Net Valuation" as used in this Section means the amount by which (1) an Entitled Borrower's property at a fair valuation exceeds (2) such Entitled Borrower's debts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    VERSATILITY, INC.

                                    By: /s/ Ronald Charnock
                                       -----------------------------------
                                       Name:  Ronald Charnock
                                       Title:

                                    NPRI, LTD


                                    By: /s/ Ronald Charnock
                                       -----------------------------------
                                       Name:  Ronald Charnock
                                       Title:


                                    SILICON VALLEY BANK, doing business as
                                    SILICON VALLEY EAST

                                    By: /s/ J. Frank Tower
                                       -----------------------------------
                                       Name:  J. Frank Tower
                                       Title: Vice President

                                    SILICON VALLEY BANK

                                    By: /s/ J. Christine Ware
                                       -----------------------------------
                                       Name:  Christine Ware
                                       Title: Vice President
                                              (Signed in Santa Clara County,
                                              California)

                                    EXHIBITS
                                    --------


A.       Description of Collateral

B.       Loan/ Payment Advance Telephone Request Form

C.       Borrowing Base Certificate

D.       Compliance Certificate

E.       Revolving Promissory Note

F.       Term Note

                                                                      EXHIBIT A

The Collateral shall consist of all right, title and interest of Borrower in and to the following:

(a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

(c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

(e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

(f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

(g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                                                     EXHIBIT B



         LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

         DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION                 DATE:

FAX#:                                                TIME:

FROM:

CLIENT NAME                VERSATILITY, INC.

REQUESTED BY: __________________________________________________

   AUTHORIZED SIGNATURE:

   PHONE NUMBER:

   FROM ACCOUNT #                                    TO ACCOUNT #

   REQUESTED TRANSACTION TYPE                        REQUEST DOLLAR AMOUNT
   -----------------------------------------------------------------------

PRINCIPAL INCREASE (ADVANCE)                $

PRINCIPAL PAYMENT (ONLY)                    $

INTEREST PAYMENT (ONLY)                     $

PRINCIPAL AND INTEREST (PAYMENT)            $

OTHER INSTRUCTIONS:


         All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY

TELEPHONE REQUEST:
------------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.



Authorized Requester  Phone # (   )
                                   -----------------------------


Received By (Bank)    Phone # (   )
                                   -----------------------------

         Authorized Signature (Bank)

                                                                     EXHIBIT C


     BORROWING BASE CERTIFICATE


Borrower:   VerSatility, Inc.

Bank:       Silicon Valley Bank


Commitment Amount:  $2,500,000


         ACCOUNTS RECEIVABLE
1.       Accounts Receivable Book Value as of                           $
                                              ------------
2.       Additions (please explain on reverse)                          $
3.             TOTAL ACCOUNTS RECEIVABLE                                $

         ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.       Amounts over 90 days due                                       $
5.       Balance of 50% over 90 day accounts                            $
6.       Concentration Limits                                           $
7.       Foreign Accounts                                               $
8.       Governmental Accounts                                          $
9.       Contra Accounts                                                $
10.      Promotion or Demo Accounts                                     $
11.      Intercompany/Employee Accounts                                 $
12.      Other (please explain on reverse)                              $

13.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                           $
14.      Eligible Accounts (#3 minus #13)                               $
15.      LOAN VALUE OF ACCOUNTS (____% of #14)                          $

         BALANCES

16. Maximum Loan Amount                                        $2,500,000
                                                               ----------
17. Total Funds Available (Lesser of #16 or #15)               $
18. Present balance owing on Line of Credit                    $
19. Outstanding under Sublimits (Letters of Credit/
       Foreign Exchange Contract )                             $
20. RESERVE POSITION (#17 minus #18 and #19)                   $

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

VERSATILITY, INC.

By:
   ----------------------------
       Authorized Signer

                                                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE


TO:     SILICON VALLEY BANK


FROM:   VERSATILITY, INC.



     The undersigned authorized officer of VerSatility hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _____________, 1996 with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that h no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.


     PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES"
COLUMN.

REPORTING COVENANT                  REQUIRED                         COMPLIES
------------------                  --------                         --------

Monthly financial statements        Monthly within 25 days             Yes/No

Annual (CPA Audited)                FYE within 90 days                 Yes/No

A/R & A/P Agings                    Monthly within 15 days             Yes/No

A/R Audit                           Initial and Semi-Annual            Yes/No



FINANCIAL COVENANT                  REQUIRED               ACTUAL               COMPLIES
------------------                  --------               ------               --------

Maintain on a Quarterly Basis:

Liquidity                           1.5 to 1.0             ____ to 1.0           Yes/No

Minimum Tangible Net Worth          $5,500,000             $________             Yes/No



April 30, 1997 and thereafter      Greater of $5,500,000
                                   or 90% of reported
                                   TNW for year end          $_________            Yes/No

Maximum Debt/Tangible Net           1.2 to 1.0                ____ to 1.0          Yes/No

Minimum Debt Service Contract       1.5 to 1.0                ____ to 1.0          Yes/No

--------------------------------------------------------------------------------

                  BANK USE ONLY

Received by:
                          AUTHORIZED SIGNER

Date:

Verified:
                  AUTHORIZED SIGNER

Date:

Compliance Status:                    Yes     No

--------------------------------------------------------------------------------


COMMENTS REGARDING EXCEPTIONS:  See Attached.


Sincerely,

VERSATILITY, INC.


By:_______________________
   Title

Date__________________, 199__

                                                                      EXHIBIT E


                            REVOLVING PROMISSORY NOTE


$2,500,000                                                  Rockville, Maryland
                                                                August 28, 1996

     FOR VALUE RECEIVED, the undersigned, VERSATILITY, INC., a Delaware corporation and the Subsidiaries listed on the signature page hereto (collectively, "Borrower") jointly and severally promise to pay to the order of SILICON VALLEY BANK, a California-chartered bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank of even date herewith (as amended from time to time the "Loan Agreement"), up to a maximum principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) ("Principal Sum"), or so much thereof as may be advanced or readvanced and remains unpaid. Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances, as follows:

     Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the variable rate of interest, per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank (the "Prime Rate") plus one half of one percent (.50%) per annum. The rate of interest charged under this Note shall change immediately and contemporaneously with any change in the Prime Rate. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

         (a) Interest only on the unpaid principal amount shall be due and payable monthly in arrears, commencing September 5, 1996, and continuing on the first day of each calendar month thereafter to maturity; and

         (b) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on August 5, 1997.

     The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Loan Agreement will not affect the continuing validity of this Note or the Loan Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

     This Note is the "Revolving Promissory Note" described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the loans and advances evidenced hereby are made. This
Note is secured as provided in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any error in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

         (a) The failure of Borrower to pay to Bank when due any and all amounts payable by Borrower to Bank under the terms of this Note; or

         (b) The occurrence of an event of default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     Upon the occurrence of an Event of Default, at the option of Bank, all amounts payable by Borrower to Bank under the terms of this Note shall immediately become due and payable by Borrower to Bank without notice to Borrower or any other person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrower, guarantors and endorsers.

     Upon the occurrence of an Event of Default, Borrower hereby authorizes any attorney designated by Bank or any clerk of any court of record to appear for Borrower in any court of record and confess judgment without prior hearing against Borrower in favor of Bank for and in the amount of the unpaid Principal Sum, all interest accrued and unpaid thereon, all other amounts payable by Borrower to Bank under the terms of this Note or any of the other Loan Documents, costs of suit, and attorneys' fees of fifteen percent (15%) of the unpaid Principal Sum and interest then due hereunder; provided, however, if the actual attorney's fees incurred by the Bank are less than 15% of such amount, and all obligations owed to the Bank by the Borrower have been paid, the Bank will refund (to the extent actually collected) to the Borrower an amount equal to the difference between 15% of such amount and the amount of actual attorney's fees incurred. Borrower hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Borrower may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Bank shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant.

     Borrower promises to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance default or enforcement of this Note, as well as any applicable statutes of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     Borrower acknowledges and agrees that this Note shall be governed by the laws of the State of Maryland, excluding conflicts of laws principles, even though for the convenience and at the request of Borrower, this Note may be executed elsewhere.

     BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MARYLAND IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF MARYLAND, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA

COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     Until such time as the Bank is not committed to extend further credit to the Borrower and all obligations of the Borrower to the Bank have been indefeasibly paid in full in cash, and subject to and not in limitation of the provisions set forth in the next following paragraph below, no Borrower shall have any right of subrogation (whether contractual, arising under the Bankruptcy Code or otherwise), reimbursement or contribution from any Borrower or any guarantor, nor any right of recourse to its security for any of the debts and obligations of any Borrower which are the subject of this Note. Except as otherwise expressly permitted by the Loan Agreement, any and all present and future debts and obligations of any Borrower to any other Borrower are hereby subordinated to the full payment and performance of all present and future debts and obligations to the Bank under this Note and the Loan Agreement and the Loan Documents, provided, however, notwithstanding anything set forth in this Note to the contrary, prior to the occurrence of a payment default, the Borrower shall be permitted to make payments on account of any of such present and future debts and obligations from time to time in accordance with the terms thereof.

     Each Borrower further agrees that, if any payment made by any Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Note is required to be returned by the Bank to any Borrower, its estate, trustee, receiver or any other party, including, without limitation, such Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Borrower's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing such Borrower's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Borrower in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

     The JOINT AND SEVERAL obligations of each Borrower under this Note shall be absolute, irrevocable and unconditional and shall remain in full force and effect until the outstanding principal of and interest on this Note and all other obligations or amounts due hereunder and under the Loan Agreement and the Loan Documents shall have been indefeasibly paid in full in cash in accordance with the terms thereof and this Note shall have been canceled.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.



WITNESS OR ATTEST:                          VERSATILITY, INC.


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:

WITNESS OR ATTEST:                          NPRI, LTD


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:

                                                                      EXHIBIT F


                                    TERM NOTE
                                    ---------

$1,000,000                                                  Rockville, Maryland
                                                                August 28, 1996

     FOR VALUE RECEIVED, the undersigned, VERSATILITY, INC., a Delaware corporation and the Subsidiaries listed on the signature page hereto (collectively, "Borrower") jointly and severally promise to pay to the order of SILICON VALLEY BANK, a California-chartered bank doing business as "Silicon Valley Bank" ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the principal amount of One Million Dollars ($1,000,000) (the "Principal Sum"), or so much thereof as may be advanced hereunder in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated August 28, 1996 (as amended from time to time, the "Loan Agreement"). Borrower shall pay interest on the outstanding Principal Sum, as follows:

     Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the variable rate of interest, per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank (the "Prime Rate") plus one percent (1.0%) per annum. The rate of interest charged under this Note shall change immediately and contemporaneously with any change in the Prime Rate. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     Advances under this Note shall be made in two (2) tranches. All advances made on or prior to October 31, 1996 shall be called the "Tranche 1 Advances." All advances made after October 31, 1996, but on or before April 30, 1997 shall be called "Tranche 2 Advances." No advances may be made on this Note after April 30, 1997.

     The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

     (a) Interest only on the unpaid principal amount shall be due and payable monthly in arrears, commencing __________ __, 1996, and continuing on the same day of each calendar month thereafter to maturity; and

     (b) In addition to the monthly payments of interest as set forth above, the outstanding amount of Tranche 1 Advances as of November 1, 1996 (the "Tranche 1 Balance") shall be due and payable in equal consecutive monthly principal installments each in an amount equal to one-thirty six (1/36) of the Tranche 1 Balance commencing on November 5, 1996 and continuing on the same day of each calendar month thereafter until October 5, 1999, when unless sooner paid the entire unpaid principal amount of the Tranche 1 Balance shall be due and payable in full;

     (c) In addition to the monthly payments of interest as set forth above, the outstanding amount of Tranche 2 Advances as of May 1, 1997 (the "Tranche 2 Balance") shall be due and payable in equal consecutive monthly principal installments each in an amount equal to one-thirty six (1/36) of the Tranche 2 Balance commencing on May 5, 1997 and continuing on the same day of each calendar month thereafter until maturity; and

     (d) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on April 5, 2000.

     This Note is the "Term Note" described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the loans and advance evidenced hereby are made. This
Note is secured as provided in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

     (a) The failure of Borrower to pay to Bank when due any and all amounts payable by Borrower to Bank under the terms of this Note; or

     (b) The occurrence of an event of default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     Upon the occurrence of an Event of Default, at the option of Bank, all amounts payable by Borrower to Bank under the terms of this Note shall immediately become due and payable by Borrower to Bank without notice to Borrower or any other person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrower, guarantors and endorsers.

     Upon the occurrence of an Event of Default, Borrower hereby authorizes any attorney designated by Bank or any clerk of any court of record to appear for Borrower in any court of record and confess judgment without prior hearing against Borrower in favor of Bank for and in the amount of the unpaid Principal Sum, all interest accrued and unpaid thereon, all other amounts payable by Borrower to Bank under the terms of this Note or any of the other Loan Documents, costs of suit, and attorneys' fees of fifteen percent (15%) of the unpaid Principal Sum and interest then due hereunder; provided, however, if the actual attorney's fees incurred by the Bank are less than 15% of such amount, and all obligations owed to the Bank by the Borrower have been paid, the Bank will refund (to the extent actually collected) to the Borrower an amount equal to the difference between 15% of such amount and the amount of actual attorney's fees incurred. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Bank shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant.

     Borrower promises to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collet this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance default or enforcement of this Note, as well as any applicable statutes of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     Borrower acknowledges and agrees that this Note shall be governed by the laws of the State of Maryland, excluding conflicts of laws principles, even though for the convenience and at the request of Borrower, this Note may be executed elsewhere.

     BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MARYLAND IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF MARYLAND, BORROWER

ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.



WITNESS OR ATTEST:                          VERSATILITY, INC.


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:

WITNESS OR ATTEST:                          NPRI, LTD


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title: